Southern Missouri BANCORP

Acquisition of Peoples Service Company

Investor Presentation

February 28, 2014

Important Statements

Safe Harbor Regarding Forward-Looking Statements

This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Southern Missouri Bancorp, Inc. (the "Company"). Forward-looking statements often include the words "believes," "expects," "anticipates," "estimates," "forecasts," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions or future or conditional verbs such as "may," "will," "should," "would" and "could." These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including, without limitation, the following: the requisite regulatory and shareholder approvals for the Company's acquisition of Peoples Service Company ("PSC"), which is the 80% owner of Peoples Banking Company ("PBC"), which in turn is the 100% owner of Peoples Bank of the Ozarks, might not be obtained, the exchange transaction involving the minority shareholders of PBC might not be consummated, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from the Company's merger and acquisition activities, including the acquisition of PSC and the Company's other recently completed acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; the timely development of and acceptance of the Company's new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; legislative or regulatory changes that adversely affect the Company's business; results of examinations of the Company by its regulators, including the possibility that such regulators may, among other things, require the Company to increase its reserve for loan losses or to write-down assets; the impact of technological changes; and the Company's success at managing the risks involved in the foregoing. Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made.

The Company undertakes no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

No Offer or Solicitation

This information is being provided for informational purposes only and does not constitute (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, (ii) an offer to exchange any securities or (iii) the solicitation of any vote for approval of any transaction. There shall not be any offer, solicitation, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation, sale, or exchange is not permitted.

Transaction Overview

PEOPLES BANK
OF THE OZARKS
"People Serving People"
Member FDIC

- Southern Missouri is acquiring Peoples Service Company and its banking subsidiary, Peoples Bank of the Ozarks ("Peoples Bank"), in order to strategically expand the bank's footprint and franchise in the attractive Springfield, Missouri market.

- The acquisition of Peoples Bank will enhance Southern Missouri's current organic growth efforts in Southwest Missouri and Springfield.

- Peoples Bank is headquartered in Nixa, Missouri with ten branches, eight of which are in the Springfield MSA, assets of $272 million, loans of $193 million, and deposits of $228 million as of December 31, 2013.

- The merger provides the right opportunity to develop Southern Missouri's strategy in Springfield given the complementary franchises, markets, cultures and operating philosophies.

- Attractive transaction economics: accretive to earnings per share, limited dilution to tangible book value with expected earnback in four years and pro forma capital levels that should support future growth.

Transaction Pricing & Structure

- Aggregate deal value of $22.9 million, subject to adjustment based on PSC's capital at closing.
- Consideration mix: 50% cash / 50% stock. Southern Missouri stock valued at $33.13 per share, representing the 20-day average price immediately preceding the signing of the merger agreement.
- Transaction multiples: 115% of tangible book value[1], 18.3x LTM earnings, and 2.0% core deposit premium.
- Southern Missouri to assume $6.5 million in subordinated debt and retire $2.9 million in other debt at closing.
- Estimated pre-tax transaction costs and expenses of $1.3 million.
- Termination fee of $0.9 million in certain circumstances.
- Anticipated closing date: fiscal first quarter 2015 (calendar 9/30/14).

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[1] Based on PSC's pro forma capital being approximately $19.9 million as of December 31, 2013, which assumes consummation of an exchange transaction with the minority shareholders of PBC, which transaction is anticipated to occur immediately prior to closing of the merger.

Transaction Economics

- Immediately accretive to earnings per share.
- Tangible book value dilution of approximately (3.7%) at closing. Pro forma TBV dilution earned back in four years compared to Southern Missouri's estimated standalone TBV.
- Estimated pro forma capital levels exceed regulatory minimums and provide opportunity for further growth. Pro forma 7.1% TCE/TA and 10.0% Tier 1 Ratio.
- Expected cost savings of 17% of Peoples Bank's operating expenses. Phase-in will depend on timing of the subsequent bank merger of Peoples Bank and Southern Bank that is tentatively targeted for early calendar year 2015.
- Estimated core deposit intangible of $2.9 million or 1.25% (total deposits).

Strategic Rationale

Background on Peoples Bank

- Founded in 1917, Peoples Bank operates 10 branches in Christian, Greene, Stone, Taney and Webster counties in southwest Missouri.
- Eight branches are located in the economically and demographically attractive Springfield MSA.
- Historical track record of profitability and credit quality.
- Strong deposit franchise with approximately 92% core deposits and 29% transaction accounts.

Branch Footprint



Bolivar
Sherrill
Frontenac
Springfield
Houston
Joplin
Neosho
Swan
West Plains
Bentonville
Mountain Home
Harrison
Fayetteville
Marshall
Batesville
540

Springfield Market Opportunity

- The Springfield MSA is the third-largest banking market in Missouri with $8 billion in total deposits.
- The Springfield MSA has the third-largest population in the state with 445,000 people.
- Southern Missouri initiated its organic growth efforts in Springfield with the launch of an LPO in mid-2010.

Source: SNL Financial.

Peoples Bank Financial Highlights, As of or for the year ended, ($000)

	2011	2012	2013
Balance Sheet			
Total Assets	$284,829	$271,985	$272,726
Total Loans	$227,792	$210,314	$192,688
Total Deposits	$237,089	$227,450	$227,926
Total Equity	$27,944	$28,814	$29,071
TCE / TA	9.81%	10.59%	10.66%
Earnings Profile			
Bank Net Income	($387)	$1,793	$1,447
ROAA (%)	(0.13%)	0.64%	0.53%
ROAE (%)	(1.37%)	6.28%	4.99%
Credit Quality			
NPLs/ Loans	6.64%	3.91%	3.33%
NPAs/ Assets	7.11%	4.33%	3.27%
Reserves / Loans	2.75%	1.93%	1.90%
NCOs / Average Loans	1.53%	1.00%	0.20%

Pro Forma Branch Map


Columbia
Warrensburg
Sedalia
Fulton
Jefferson City
O'Fallon
Alton
St. Louis
Chesterfield
Ballwin
Belleville
Olney
Mt Vernon
Missouri
Festus
Rolla
Farmington
Lebanon
Carbondale
Shawnee National Forest
Perryville
Mark Twain National Forest
Cape Girardeau
Carthage
Springfield
Paducah
Monett
Hopkinsville
West Plains
Murray
Union City
Rogers
Harrison
Springdale
Kennett
Dyersburg
Fayetteville
Blytheville
Jonesboro
Jackson
Memphis
Germantown
Arkansas
Jacksonville
Southaven
Corinth
Little Rock
Hot Springs
Benton
Oxford
Malvern
Tupelo
Map data ©2014 Google, INEGI
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Southern Missouri (25)

Peoples Bank (10)

Source: SNL Financial.

Pro Forma Loan Composition

Southern Missouri


One- to four-family residential
Multifamily residential
Construction (balances outstanding)
Commercial real estate
Agricultural real estate
Consumer
Commercial operating
Agricultural operating
6%
4%
12%
28%
8%
9%
30%
3%

Citizens[1]


One- to four-family residential
Multifamily residential
Construction
Commercial real estate
Agricultural real estate
Consumer
Commercial operating
Agricultural operating
0%
22%
32%
15%
8%
21%
0%
2%

Peoples Bank


One- to four-family residential
Multifamily residential
Construction
Commercial real estate
Agricultural real estate
Consumer
Commercial operating
Agricultural operating
1%
7%
8%
0%
34%
34%
11%
5%

Pro forma


One- to four-family residential
Multifamily residential
Construction
Commercial real estate
Agricultural real estate
Consumer
Commercial operating
Agricultural operating
11%
4%
5%
29%
7%
8%
31%
5%

Category	Amount ($000)
1-4	$ 213,832
Multifam	69,518
Construction	23,115
CRE	225,392
Ag R/E	60,069
Consumer	32,106
Commercial	91,700
Agricultural	41,948
Total	$ 757,680

Category	Amount ($000)
1-4	$ 3,871
Multifam	-
Construction	965
CRE	2,590
Ag R/E	231
Consumer	1,794
Commercial	2,622
Agricultural	70
Total	$ 12,143

Category	Amount ($000)
1-4	$ 65,305
Multifam	10,412
Construction	21,031
CRE	66,195
Ag R/E	2,067
Consumer	12,393
Commercial	14,864
Agricultural	421
Total	$ 192,688

Category	Amount ($000)
1-4	$ 283,008
Multifam	79,930
Construction	45,111
CRE	294,177
Ag R/E	62,367
Consumer	46,293
Commercial	109,186
Agricultural	42,439
Total	$ 962,511

[1] The acquisition of Citizens State Bankshares of Bald Knob was completed on February 21, 2014.

Note: Data as of December 31, 2013. Pro forma figures exclude fair value purchase accounting adjustments.

Pro Forma Deposit Composition


Southern Missouri
Non-interest bearing accounts
NOW accounts
Money market deposit accounts
Savings accounts
Retail certificates
Jumbo certificates (> $250M)
Brokered certificates
5%
1%
8%
35%
35%
12%
4%


Citizens[1]
Non-interest bearing accounts
NOW accounts
Money market deposit accounts
Savings accounts
Retail certificates
Jumbo certificates (> $250M)
Brokered certificates
1%
0%
14%
35%
40%
8%
2%


Peoples Bank
Non-interest bearing accounts
NOW accounts
Money market deposit accounts
Savings accounts
Retail certificates
Jumbo certificates (> $250M)
Brokered certificates
1%
7%
19%
11%
32%
21%
9%


Pro forma
Non-interest bearing accounts
NOW accounts
Money market deposit accounts
Savings accounts
Retail certificates
Jumbo certificates (> $250M)
Brokered certificates
4%
3%
11%
34%
30%
11%
7%

Category	Amount ($000)
Non-interest	$ 58,260
NOW	253,833
MMDA	26,186
Savings	87,337
Retail CD	258,256
Jumbo CD	34,624
Brokered CD	11,295
Total	$ 729,791

Category	Amount ($000)
1-4	$ 8,611
Multifam	24,702
Construction	1,295
CRE	5,291
Ag R/E	21,756
Consumer	684
Commercial	-
Total	$ 62,339

Category	Amount ($000)
1-4	$ 42,816
Multifam	24,215
Construction	48,344
CRE	21,609
Ag R/E	71,887
Consumer	3,182
Commercial	15,873
Total	$ 227,926

Category	Amount ($000)
1-4	$ 109,687
Multifam	302,750
Construction	75,825
CRE	114,237
Ag R/E	351,899
Consumer	38,490
Commercial	27,168
Total	$ 1,020,056

[1] The acquisition of Citizens State Bankshares of Bald Knob was completed on February 21, 2014.

Note: Data as of December 31, 2013. Pro forma figures exclude fair value purchase accounting adjustments.

Summary and the Path Forward

- Southern Missouri's presence in the Springfield market began with an LPO in 2010, converted to a full-service facility in 2011. At December 31, 2013, that operation accounted for loans of $128 million and deposits of $38 million.

- Southern Missouri expects that the branch network will allow us to accomplish additional growth in loan types outside of our current concentration in multifamily and commercial real estate. Improved lending limits and Southern Missouri's expertise may allow Peoples Bank to penetrate new areas of the lending market.

- Additionally, Southern Missouri expects that deposit growth will improve given the retail branch network, cross-selling opportunities with existing customers, enhanced scale and access to customers, and a larger suite of banking products and services. Ultimate goal is to increase market penetration and grow market share in the Springfield MSA.

- Southern Missouri has held detailed discussions with Peoples Bank's management, and expects all key personnel to remain in place after acquisition and through the bank merger (targeted for early calendar year 2015). Current President expected to transition to an advisory role in 2015, at which time Southern Missouri's current Community Bank President for the Springfield market will assume additional responsibilities for oversight of lending function for the combined entity.

- Todd Hensley, Chairman and CEO of Peoples Bank, is expected to join the Board of Directors of Southern Missouri.